Exhibit 99
                         Joint Filer Information (cont.)


Designated Filer:             BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year: February 12, 2004
Issuer & Symbol:              PRG-Schultz International, Inc. (PRGX)
Address of each Reporting Person for this Form 4:
909 Montgomery Street
Suite 400
San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  10% Owner



BLUM STRATEGIC GP II, L.L.C.       BLUM STRATEGIC PARTNERS II, L.P.
                                   By:  BLUM STRATEGIC GP II, L.L.C.,
                                        its general partner


By:  /s/ Marc T. Scholvinck        By:  /s/ Marc T. Scholvinck
     ----------------------             ----------------------
     Marc T. Scholvinck                 Marc T. Scholvinck
     Managing Member                    Managing Member



BLUM STRATEGIC PARTNERS II GMBH & CO. KG
By:  BLUM STRATEGIC GP II, L.L.C.,
       its managing limited partner


By:  /s/ Marc T. Scholvinck
     ---------------------------
     Marc T. Scholvinck, Managing Member



RICHARD C. BLUM


By:  /s/ Marc T. Scholvinck
     -------------------------------
     Marc T. Scholvinck, Attorney-in-Fact